                                                                    EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos.
33-99176 and 333-40967 of Finlay Enterprises, Inc. on Form S-8 and Registration
Statement No. 333-48567 of Finlay Enterprises, Inc. on Form S-3 of our reports dated April 26, 2006, relating to the consolidated financial statements and financial statement schedule of Finlay Enterprises, Inc. (which report includes an explanatory paragraph noting the Company's change in method of determining price indices used in the valuation of LIFO inventories) and management's report on the effectiveness of internal control over financial reporting (which excludes internal control over financial reporting at the Carlyle subsidiary, which was acquired on May 19, 2005 and which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of
Finlay Enterprises, Inc. for the fiscal year ended January 28, 2006.

/s/ Deloitte & Touche LLP

New York, New York
April 26, 2006